FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2008 EARNINGS RESULTS

FORT WORTH, Texas, (March 26, 2009) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today reported fiscal 2008 net income of $12.9 million compared to $27.9 million reported for fiscal 2007.  Hallmark reported a net loss of $2.4 million for the fourth quarter of 2008 compared to net income of $7.3 million reported for the fourth quarter of 2007. On a fully diluted basis, fiscal 2008 net income was $0.62 per share and fourth quarter 2008 was a net loss of $0.12 per share, as compared to net income of $1.34 per share and $0.35 per share for the similar periods of 2007.  Total revenues were $268.7 million and $60.2 million for fiscal 2008 and the fourth quarter 2008, representing a 2% and a 14% decrease from the $275.2 million and $69.9 million reported for the similar periods of 2007.

The fourth quarter and fiscal 2008 results were impacted by investment impairments we recognized to reflect market conditions, investment losses realized for tax planning purposes, a valuation allowance on our deferred tax asset and the hurricanes that hit the Texas coast during the third quarter.  The following table details these items and their impact on our reported net income and diluted earnings per share ($ in thousands, except per share amounts):

	4Q08	Per Share	FY2008	Per Share

Net income (loss)	$(2,407)	$(0.12)	$12,899	$0.62

Investment impairments after tax	(3,634)	$(0.17)	(5,749)	$(0.28)
Net realized investment losses after tax	(2,772)	$(0.13)	(1,570)	$(0.08)
Deferred tax valuation allowance	(2,969)	$(0.14)	(2,969)	$(0.14)
Net hurricane loss and LAE after tax	-	$-	(3,900)	$(0.19)

Impact on net income or loss from significant items	$(9,375)	$(0.44)	$(14,188)	$(0.69)

Book value per share was also impacted by unrealized investment losses due to continued market turmoil, recognized investment impairments, realized investment losses and the hurricanes.  The table below details the impact of these and other items during the fourth quarter and fiscal 2008 on our reported book value per share.

	4Q08	FY2008

Beginning book value per share	$9.11	$8.65

Impacted by:
Recognized investment impairment after tax	$(0.17)	$(0.28)
Realized investment losses after tax	$(0.13)	$(0.08)
Unrealized investment losses after tax	$(0.28)	$(0.59)
Deferred tax valuation allowance	$(0.18)	$(0.22)
Additional minimum pension liability	$(0.11)	$(0.11)
Net hurricane loss and LAE after tax	$-	$(0.19)
All other items	$0.37	$1.43

Book value per share as of December 31, 2008	$8.61	$8.61

Mark J. Morrison, President and Chief Executive Officer, said, ``Not only did the trend of deteriorating economic conditions, decreasing prices and increased competition continue through the fourth quarter of the year, but 2008 produced one of the most costly catastrophe years on record in the United States. Hallmark has not escaped the events of 2008 unscathed.  However, our unrelenting focus on underwriting discipline and bottom-line profitability has again resulted in strong underwriting margins in each of our operating units. Despite incurring over $6 million in losses from three hurricanes that made landfall on the Texas and Louisiana coasts, we were able to achieve our underwriting profit target for the year with a combined ratio under 90%. This marks the fifth consecutive year we have exceeded this target.”

Mr. Morrison continued, ``Underwriting discipline in a soft market cycle does not come without a price. As a result of our discipline, premium production declined 3.6% in 2008.  If the competitive and economic environments do not improve, production could decline further in the future. Underwriting profits have been and will remain the key component of our strategy. We can only achieve this goal by remaining disciplined in soft market conditions. Thus, our primary focus will continue to be on underwriting profitability, as opposed to premium growth or market share.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “The significant decline in general economic conditions, the massive disruptions in financial markets and the magnitude of catastrophe losses that occurred over the past year created challenges for most companies in our industry. Although there are signs of easing in the soft market conditions for certain lines of business, most would agree that the competitive landscape and general economic climate will continue to create headwinds for our industry in the coming year.  Despite these challenges, we expect our competitive strengths and growth strategies will allow Hallmark to continue to produce superior results.”

Mr. Schwarz continued, “Hallmark’s growth in book value per share was flat for the year due to approximately $8.8 million in recognized impairment losses that reflect current market prices for certain securities.  With few exceptions, it is our expectation we will hold these securities until they recover in value.  Despite the negative contribution to book value growth, Hallmark’s investment portfolio performed comparatively well in the face of extremely volatile market conditions. Net investment income increased 30% over the same quarter of last year and for the year has grown by 22%. We continue to maintain a diversified portfolio, with fixed income investments representing 91% of invested assets and 89% of the fixed income securities being rated investment grade. Our fixed income investment holdings are comprised of 76% tax-exempt securities and 22% short-term investments. As of the end of the year, our portfolio had a modified duration of 3.3 years and a tax-equivalent yield over 8.3%.  Hallmark remains financially strong and has ample liquidity, with $59 million of cash and cash equivalents, excess capital held at the holding company and cash flow from operations of over $46 million for the year.''

	Three Months Ended
	December 31,
	2008	2007	% Change
	($ in thousands)
Gross premiums written	$57,492	$55,933	3%
Net premiums written	55,073	53,881	2%
Net premiums earned	58,384	59,250	-1%
Commission and fee income	6,000	4,710	27%
Investment income, net of expenses	4,367	3,369	30%
Gain (loss) on investments	(9,856)	1,287	-866%
Total revenues	60,196	69,916	-14%
Net income (loss)	(2,407)	7,276	-133%
Common EPS - basic	$(0.12)	$0.35	-134%
Common EPS - diluted	$(0.12)	$0.35	-134%
Annualized return on average equity	-5.2%	16.5%	-132%
Book value per share	$8.61	$8.65	0%
Cash flow from operations	$9,138	$17,796	-49%

	Fiscal Year Ended
	December 31,
	2008	2007	% Change
	($ in thousands)
Gross premiums written	$243,849	$249,472	-2%
Net premiums written	234,927	238,811	-2%
Net premiums earned	236,320	225,971	5%
Commission and fee income	22,280	28,054	-21%
Investment income, net of expenses	16,049	13,180	22%
Gain (loss) on investments	(11,261)	2,586	-535%
Total revenues	268,690	275,166	-2%
Net income	12,899	27,863	-54%
Common EPS - basic	$0.62	$1.34	-54%
Common EPS - diluted	$0.62	$1.34	-54%
Annualized return on average equity	7.2%	16.9%	-57%
Book value per share	$8.61	$8.65	0%
Cash flow from operations	$46,296	$79,563	-42%

The decrease in total revenue for the three months ended December 31, 2008 was primarily due to recognized impairment losses on our investment portfolio and lower earned premium.  The decrease in total revenues for the year ended December 31, 2008 was primarily due to recognized impairment losses on our investment portfolio and lower commission and fee income partially offset by increased earned premium and investment income.

Standard Commercial Segment revenues decreased $1.6 million and $2.4 million, or 7% and 3%, during the three months and year ended December 31, 2008 as compared to the same periods during 2007, due primarily to lower earned premium as a result of increased competition, rate pressure and deterioration of the economic environment in the U.S.  Specialty Commercial Segment revenues increased $0.7 million and $1.3 million, or 2% and 1%, during the three months and year ended December 31, 2008 as compared to the same periods of 2007, due to the acquisition of our Heath XS Operating Unit in the third quarter and increased retention of business. Revenues from the Personal Segment increased $1.6 million and $6.2 million, or 11% and 11%, during the three months and year ended December 31, 2008 as compared to the same periods during 2007, due largely to geographic expansion into new states.  Corporate revenue decreased $10.4 million and $11.6 million for the three months and year ended December 31, 2008 primarily due to losses recognized on our investment portfolio of $9.9 million and $11.3 million during the three months and year ended December 31, 2008 as compared to recognized gains on our investment portfolio of $1.3 million and $2.6 million during the same period in the prior year, partially offset by increased investment income of $0.7 million and $2.3 million for the same periods primarily due to changes in capital allocation.

On a diluted basis per share, net income (loss) was ($0.12) and $0.62 per share for the three months and year ended December 31, 2008 as compared to $0.35 and $1.34 per share for the same periods in 2007.   The decrease in net income for the three months and year ended December 31, 2008 was primarily attributable to decreased revenue and recognized losses on investments discussed above and higher loss and loss adjustment expenses due to hurricane related losses in 2008.

Hallmark's net loss ratio was 57.8% for the fourth quarter of 2008 as compared to 56.2% for the fourth quarter of 2007.  For fiscal 2008, Hallmark’s net loss ratio was 61.0% as compared to 58.8% for fiscal 2007.  Hallmark's net expense ratio was 28.8% for the fourth quarter of 2008 as compared to 27.7% for the fourth quarter of 2007.  For fiscal 2008, Hallmark’s net expense ratio was 28.9% as compared to 27.8% for fiscal 2007.  Hallmark maintained a profitable net combined ratio of 86.6% for the fourth quarter of 2008 and 89.9% for fiscal 2008 as compared to 83.9% and 86.6% for the same periods in the prior year.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this Release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

HALLMARK FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(In thousands)

ASSETS	2008	2007
Investments:
Debt securities, available-for-sale, at fair value	$268,513	$250,359
Equity securities, available-for-sale, at fair value	25,003	15,166

Total investments	293,516	265,525

Cash and cash equivalents	59,134	146,219
Restricted cash and cash equivalents	8,033	16,043
Prepaid reinsurance premiums	1,349	942
Premiums receivable	44,032	46,026
Accounts receivable	4,531	5,219
Receivable for securities	1,031	27,395
Reinsurance recoverable	8,218	4,952
Deferred policy acquisition costs	19,524	19,757
Excess of cost over fair value of net assets acquired	41,080	30,025
Intangible assets	28,969	23,781
Current federal income tax recoverable	696	-
Deferred federal income taxes	6,696	275
Prepaid expenses	1,007	1,240
Other assets	20,582	19,583

	$538,398	$606,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$60,919	$60,814
Structured settlements	-	10,000
Reserves for unpaid losses and loss adjustment expenses	156,363	125,338
Unearned premiums	102,192	102,998
Unearned revenue	2,037	2,949
Accrued agent profit sharing	2,151	2,844
Accrued ceding commission payable	8,605	12,099
Pension liability	4,309	1,669
Payable for securities	3,606	91,401
Current federal income tax payable	-	864
Accounts payable and other accrued expenses	18,067	16,385

	358,249	427,361
Commitments and contingencies

Redeemable minority interest	737	-

Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2008 and 2007; issued 20,841,782 shares in 2008 and 20,776,080 shares in 2007	3,751	3,740
Capital in excess of par value	119,928	118,459
Retained earnings	72,242	59,343
Accumulated other comprehensive loss	(16,432)	(1,844)
Treasury stock, 7,828 shares in 2008 and 2007, at cost	(77)	(77)

Total stockholders’ equity	179,412	179,621

	$538,398	$606,982

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	December 31		December 31

	2008	2007	2008	2007

Gross premiums written	$57,492	$55,933	$243,849	$249,472
Ceded premiums written	(2,419)	(2,052)	(8,922)	(10,661)
Net premiums written	55,073	53,881	234,927	238,811
Change in unearned premiums	3,311	5,369	1,393	(12,840)
Net premiums earned	58,384	59,250	236,320	225,971

Investment income, net of expenses	4,367	3,369	16,049	13,180
Gain (loss) on investments	(9,856)	1,287	(11,261)	2,586
Finance charges	1,280	1,225	5,174	4,702
Commission and fees	6,000	4,710	22,280	28,054
Processing and service fees	16	71	114	657
Other income	5	4	14	16

Total revenues	60,196	69,916	268,690	275,166

Losses and loss adjustment expenses	33,730	33,298	144,244	132,918
Other operating expenses	24,982	23,761	96,096	94,272
Interest expense	1,188	1,306	4,745	3,914
Amortization of intangible assets	715	574	2,481	2,293

Total expenses	60,615	58,939	247,566	233,397

Income (loss) before tax and minority interest	(419)	10,977	21,124	41,769
Income tax expense	1,953	3,701	8,175	13,906
Income (loss) before minority interest	(2,372)	7,276	12,949	27,863
Minority interest	35	-	50	-

Net income (loss)	$(2,407)	$7,276	$12,899	$27,863

Common stockholders net income (loss) per share:
Basic	$(0.12)	$0.35	$0.62	$1.34
Diluted	$(0.12)	$0.35	$0.62	$1.34

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Three Months Ended December 31, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$17,863	$41,752	$14,191	$-	$73,806

Gross premiums written	17,863	25,438	14,191	-	57,492
Ceded premiums written	(1,162)	(1,257)	-	-	(2,419)
Net premiums written	16,701	24,181	14,191	-	55,073
Change in unearned premiums	2,210	674	427	-	3,311
Net premiums earned	18,911	24,855	14,618	-	58,384

Total revenues	19,458	33,265	16,198	(8,725)	60,196

Losses and loss adjustment expenses	13,052	10,667	10,012	(1)	33,730

Pre-tax income (loss), net of
minority interest	579	8,727	1,942	(11,702)	(454)

Net loss ratio (2)	69.0%	42.9%	68.5%		57.8%
Net expense ratio (2)	27.0%	30.5%	22.0%		28.8%
Net combined ratio (2)	96.0%	73.4%	90.5%		86.6%

	Three Months Ended December 31, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$20,739	$32,771	$12,688	$-	$66,198

Gross premiums written	20,729	22,516	12,688	-	55,933
Ceded premiums written	(1,220)	(832)	-	-	(2,052)
Net premiums written	19,509	21,684	12,688	-	53,881
Change in unearned premiums	2,126	2,511	732	-	5,369
Net premiums earned	21,635	24,195	13,420	-	59,250

Total revenues	21,024	32,564	14,614	1,714	69,916

Losses and loss adjustment expenses	10,859	13,086	9,357	(4)	33,298

Pre-tax income (loss)	3,290	7,711	1,375	(1,399)	10,977

Net loss ratio (2)	50.2%	54.1%	69.7%		56.2%
Net expense ratio (2)	27.1%	30.5%	23.6%		27.7%
Net combined ratio (2)	77.3%	84.6%	93.3%		83.9%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by our operations.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or retained by third party insurance carriers.

[2]
The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as underwriting expenses of our insurance company subsidiaries (which include provisional ceding commissions, direct agent commissions, premium taxes and assessments, professional fees, other general underwriting expenses and allocated overhead expenses) and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Fiscal Year Ended December 31, 2008
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$80,193	$146,054	$60,834	$-	$287,081

Gross premiums written	80,190	102,825	60,834	-	243,849
Ceded premiums written	(4,829)	(4,093)	-	-	(8,922)
Net premiums written	75,361	98,732	60,834	-	234,927
Change in unearned premiums	4,434	(1,226)	(1,815)	-	1,393
Net premiums earned	79,795	97,506	59,019	-	236,320

Total revenues	84,075	127,882	64,475	(7,742)	268,690

Losses and loss adjustment expenses	49,270	55,933	39,042	(1)	144,244

Pre-tax income (loss), net of
minority interest	9,683	21,328	8,989	(18,926)	21,074

Net loss ratio (2)	61.7%	57.4%	66.2%		61.0%
Net expense ratio (2)	27.1%	30.7%	22.2%		28.9%
Net combined ratio (2)	88.8%	88.1%	88.4%		89.9%

	Fiscal Year Ended December 31, 2007
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$90,985	$151,003	$55,916	$-	$297,904

Gross premiums written	90,868	102,688	55,916	-	249,472
Ceded premiums written	(6,273)	(4,388)	-	-	(10,661)
Net premiums written	84,595	98,300	55,916	-	238,811
Change in unearned premiums	(840)	(9,589)	(2,411)	-	(12,840)
Net premiums earned	83,755	88,711	53,505	-	225,971

Total revenues	86,512	126,550	58,268	3,836	275,166

Losses and loss adjustment expenses	48,480	48,484	35,969	(15)	132,918

Pre-tax income (loss)	12,415	28,338	7,523	(6,507)	41,769

Net loss ratio (2)	57.9%	54.7%	67.2%		58.8%
Net expense ratio (2)	27.3%	31.1%	23.2%		27.8%
Net combined ratio (2)	85.2%	85.8%	90.4%		86.6%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by our operations.  We believe this is a useful tool for users of our financial statements to measure our premium production whether retained by our insurance company subsidiaries or retained by third party insurance carriers.

[2]
The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as underwriting expenses of our insurance company subsidiaries (which include provisional ceding commissions, direct agent commissions, premium taxes and assessments, professional fees, other general underwriting expenses and allocated overhead expenses) and offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.